AGREEMENT
between
DataWorld Solutions, Inc..
(hereinafter referred to as to "the Company") and
E-Start Limited, Inc.
(hereinafter referred to as the "Consultant")

WHEREAS the Company is a public company involved the development, sale and marketing of Computer Cabling, peripherals and Video Streaming technologies over the Internet and related items, whose common stock is traded on the OTC Bulletin Board under the trading symbol "VCCP";

AND WHEREAS the Consultant provides business consulting services in product development, distribution, E-Commerce site construction, E-commerce test marketing, and the procurement of internet traffic and strategic alliances in the e-commerce industry.

AND WHEREAS the Company has retained the services of the Consultant to provide ongoing consulting services as outlined in the attached Web Design And Services Proposal (the "Proposal") and the Consultant has provided and continues to provide such services to the Company:

NOW THEREFORE, the Consultant guarantees that in exchange for the company providing 1,800,000 shares of the Company's common stock (to be registered on Form S-8 with a value of $.20 U.S. per share) it will provide the services set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSETH that the parties hereto covenant and agree with each other as follows;

1. 	The Consultant shall provide consulting services to the Company for a period of two years from the date of execution of this agreement. For the purpose of clarification, the consulting services to be provided by the Consultant shall include, but not necessarily be limited to, the following; see attached
Proposal.

2. 	The Company agrees to compensate the Consultant for services rendered to the
Company through the issuance and delivery to the Consultant of  1,800,000 units
f the Company's  common stock $ .001 par value per share ( the "Shares") which the Company shall use its best efforts to register for sale on Form S-8.

3. 	The Company agrees to compensate the Consultant for properly documented out-of-pocket expenses incurred by the Consultant pursuant to the performance of the Company's duties under the terms of this agreement including but not limited to, facsimile, postage, printing, photocopying, provided that expenses in excess of $500.00 per item must have been previously approved by the Company. Any such expenses shall be due and payable when billed to the Company.

4. 	The Company agrees to indemnify and save harmless the Consultant and each of its officers and directors  from and against any actions, proceedings, claims, judgments and costs in respect of any matter or thing done or omitted to be done in good faith (absent negligence) by the Consultant pursuant to the performance of the Consultant's duties under the terms of this agreement. The
Company shall make available to the consultant all information concerning the business, assets, operations and financial condition of the company which the consultant reasonably requests in connection with the performance of his obligations hereunder. The Company further covenants that all information supplied to the Consultant by the Company shall be true, accurate, complete and not


AGREEMENT - cont'd
E-Start Limited, Inc.
January 25, 2000
	Page - 2

misleading, in all respects. The Consultant may rely on the accuracy of all such information without independent verification.

5. 	The term of this agreement shall be two years commencing on the date hereof.

6. 	The Company acknowledges the fact that the Consultant represents and may
continue to render 	consulting services to other companies which may or may
not have policies and conduct activities similar to those of the company. The Consultant agrees to promptly disclose to the Company from time to time any conflict of interest resulting from any such representation which may adversely effect the performance of its obligations hereunder.

7. 	The Consultant shall not be required to devote any minimum or specific expenditure of time in performing the services delineated in this Agreement (including the Proposal) provided that the Consultant be reasonably accessible to the Company and shall devote such efforts to the effective performance of such services as may be commensurate therewith.

8. 	Within a reasonable time after the execution hereof, the Company agrees that it will commence the preparation of a registration on Form S8  to register (I)
the issuance of the Shares being issued by the Company to the Consultant in connection herewith, if such  shares are issued after the effective date of the Form S-8 or (ii) the resale of Shares being issued by the Company to the
Consultant in connection herewith if such Shares are issued prior to the effective date of the Form S-8.  The Company shall use its best reasonable efforts to  file such registration statement within twenty (20) days following the date hereof (the "Registration Period") In  connection with the agreement made in favor of the Consultant herein, the company represents that (i) It is a reporting company under the Securities and Exchange Act of 1934, as amended,
(the "Exchange Act"), (ii) at the time of  filing the Form S-8 it will have filed all reports it is required to file under the Exchange Act during the twelve month period immediately preceding this Agreement and hereby covenants with and to the Consultant that it will use its best reasonable efforts to file all such reports it is required to file under the Exchange Act during the twelve month period immediately following this Agreement and within the time period prescribed therefore under the Exchange Act, and (iii) it will not enter into any agreement which will in any way conflict or interfere with the
Consultant's rights hereunder without first obtaining  the written consent of the Consultant to entering such agreement, which consent the Consultant will not unreasonably withold.

9. 	The parties hereto agree that all final decisions with respect to consultation, advice and services rendered by the Consultant to the Company shall rest exclusively with the Company and the Consultant covenants not to release any information or material relating to the Company into the public domain, without the consent of the Company. The Company further convenants to cooperate fully and timely with the consultant to enable the consultant to perform its obligations hereunder.

10. 	The Consultant hereby represents and warrants to the Company;

a)	It is a corporation duly organized and validly existing under the laws of the
State of Florida. It is qualified as a foreign corporation in all jurisdictions where it is required to so qualify. It has full corporate power and authority to execute and deliver this Agreement and to perform its obligations and further approvals as necessary.
b)	The execution, delivery and performance of this Agreement by the Consultant has been duly authorized by the Consultant's Board of Directors, and no further approvals are necessary.

AGREEMENT - cont'd
E-Start Limited, Inc.
January 25, 2000
	Page - 3


c)	That neither the execution of this agreement nor performance hereunder will
(I) violate, conflict with or result in  a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of the consultant's Certification of Incorporation or By-laws, or any contract, agreement or other instrument or obligation to which the consultant is a party, or by which it may be bound, or (ii) violate any order, judgement, writ,
injunction or decree applicable to the Consultant.d)	All the consultant's
issued and outstanding capital shares are beneficially owned by one natural person, Kyle Lauzon (the "sole stockholder"). The sole stockholder owns such capital stock directly and not as a nominee for any other person or entity.
The Consultant meets the definition of "employee" of the Company under Form
S-8 General Instruction A(1)(a)(1), and as such, the Consultant is eligible to be issued, and/or sell securities registered on  a registration statement of
Form S-8.
e)	In connection with the acquisition of the Shares by the Consultant from the
Company, and the issuance of such Shares by the Company to the Consultant, if the Shares are issued prior to the effective date of the Form S-8, the
Consultant does hereby represent and warrant to the Company as follows:
(i)	Acquisition for Account. The Consultant represents and warrants that the Shares purchased by it are being acquired for its own account, for investment purposes and not with a view to any distribution within the meaning of the Securities act of 1933, as amended (the "Securities
Act"). The Consultant will not sell, assign, mortgage, pledge, hypothecate, transfer or otherwise dispose of any of the Shares unless
(A) a registration statement under the Securities Act with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Securities Act, or (B) the Company
has received a written opinion of its counsel that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, mortgage, pledge, hypothecation, transfer or disposition does not require registration under the Securities Act or any state securities law.
(ii)	Investor Status. The Consultant represents and warrants further that
(A) it is either an "accredited investor", as such term is defined in Rule
501 (a) promulgated under the Securities Act, or either alone or with its purchaser representative, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Shares. (B) it is able to bear the economic risks of an investment in the Shares, including, without limitation, the risk of the loss of part or all of its investment and the inability to sell or transfer the Shares for an indefinite period of time;
(C) it has adequate financial means of providing for current needs and contingencies and has no need for liquidity in its investment in the shares; and (D) it does not have an overall commitment or investments which are not readily marketable that is excessive in proportion to net worth and an  investment in the Shares will not cause such overall commitment to become excessive.



AGREEMENT-cont'd
	E-Start Limited, Inc.
	January 25, 2000
	Page-4


(iii)	Review of Material. The Consultant has reviewed the Company's
Annual Report on Form 10-KSB for the fiscal year ended  June 30,
1999, the Company's Quarterly Reports on Form 10-QSB for the
three-month periods ended March 31 and September 30, 1999 and the
Company's Current Reports on Form 8-K, if any, and has  been afforded the opportunity to obtain such information regarding the
Company as it has reasonably requested to evaluate the merits and risks of the Consultant's investment in the shares. No oral or written representations have been made or oral information furnished to the
Consultant or its advisors in connection with the investment in the
Shares.
(iv)	Legend. The Consultant acknowledges that in the event that the shares are issued prior to the effectiveness of the registration statement that the following restrictive  legend will be placed on any instrument, certificate or other document evidencing the Shares:
"The Shares represented by this certificate have not been registered under the Securities Act of 1933. These shares have been acquired for investment and not for distribution. They may not be sold, assigned, mortgaged, pledged, hypothecated, transferred, or otherwise disposed of without an effective registration statement for such shares under the Securities Act of 1933 or an opinion of counsel for the Company that registration is not required under such Act."
(v)	Company Reliance. The Consultant acknowledges the foregoing in connection with the opinion of counsel with regard to the issuances of the Shares to the Consultant and any subsequent transfer of the Shares by the Consultant and agrees to advise the Company and the Company's counsel in writing in the event of any change in any of the foregoing.
(vi)Confirmation of Representations. If the Company requires the
             Consultant will reconfirm the foregoing representations, with such additions thereto to reflect additional review material if any, at the time of issuance.

11. 	The Consultant and the sole Stockholder, jointly and severally, agree to indemnify, hold harmless and defend, the Company and each of its directors and officers against any and all liabilities, damages, claims actions or proceedings whatsoever (and all costs and expenses of defending against same or enforcing this provision)(collectively, the "Claims") suffered by, or brought against, such indemnified party(ies) arising out of any breach of the Consultant's representations contained in paragraphs 10. This paragraph does not limit any other remedies the company or any other indemnified party may have under this agreement or otherwise at law or in equity for breach of such representations or any other provisions hereof.







AGREEMENT-cont'd
	E-Start Limited, Inc.
	January 25, 2000
	Page-5

12. 	Independent Contractor. The Consultant is retained by the company only for the purposes and to the extent set forth in this Agreement, and its relationship is that of an independent contractor.

13. 	Time shall be of the essence of this agreement and every part thereof and no extensions or variations of this agreement shall operate as a waiver of this provision, except to the extent specifically waived.

14. 	(a) The Consultant agrees that it at all times hereafter will hold in a fiduciary capacity and in strict confidence all information, data and documents received from the Company (collectively, "Information") and will not, without the consent of the company, use or disclose, directly or indirectly, the information in any manner whatsoever, in whole or in part during and after the terms of this Agreement. Notwithstanding the foregoing, the obligations under this paragraph 14(a) to maintain such confidentiality shall not apply to any information (I) that is in the public domain at the time furnished by the company, (ii) that becomes in the public domain thereafter through any means other than as a result of any act of the Consultant or which constitutes breach of this Agreement, or (iii) that is required by applicable law to be disclosed by the Consultant.
(b) The parties agree that the remedy at law in any breach or threatened breach of the provisions of paragraph 14(a) will be inadequate and the Company shall, in addition to any other remedies under this agreement or otherwise which it may have, be entitled to injunctive relief to compel the Consultant to perform or refrain from action required or prohibited thereunder.

15. 	Notwithstanding anything to the contrary in this Agreement or the attached proposal, the company shall not be required to pay the consultant any compensation for the Consultant's services described in this Agreement, including without limitation those described in the attached Proposal, except for the Shares as provided in paragraph 2 hereof.

16. 	This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof. This agreement is binding on the parties and their respective successors and assigns, provided however that the Consultant may not assign this agreement without the prior written consent of the company. This Agreement shall be governed and construed in accordance with the laws of the State of New York. The Consultant and the Company both agree to binding arbitration in a forum to which they shall mutually agree. in the event that a dispute arises regarding the time of issuance and manner of delivery to the consultant of the common shares in the Company.

17. 	Anything herein to the contrary notwithstanding, the Consultant agrees as follows with respect to the Shares: 900,000 of the Shares (the "Withheld
Shares") shall be held by the Company for a period of one hundred eighty
(180) days from the date of this Agreement (the "Holding Period"). During the Holding Period the Consultant shall not be entitled to sell, assign, transfer or otherwise dispose of the Withheld Shares. At the conclusion of the Holding Period the Company shall deliver the Withheld Shares or any balance thereof to the Consultant


AGREEMENT - cont'd
E-Start Limited, Inc.
January 25, 2000
Page - 6


Notices shall be addressed to E-Start Limited, Inc., at:

			E-Start Limited, Inc.
			2519 N. Ocean Blvd.
			Suite 511
			Boca Raton, FL 33431
			Attn: Mr. Kyle Lauzon, President

Notices shall be addressed to DataWorld Solutions Inc., at:

DataWorld Solutions, Inc.
920 Conklin Street
Farmingdale, NY 11735
Attn: Dan McPhee


IN WITNESS WHEREOF the parties have caused their duly authorized officers to execute this agreement this 25th day of January 2000.




per: /s/  Kyle Lauzon                            per: /s/   Daniel McPhee
         Kyle Lauzon                                      Daniel McPhee

E-Start Limited, Inc.		                          DataWorld Solutions, Inc.